Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the following Registration Statements: (1) Registration Statement (Form S-3 No. 333-226713) of Priority Technology Holdings, Inc., (2) Registration Statement (Form S-8 No. 333-230620) of Priority Technology Holdings, Inc., (3) Registration Statement (Form S-8 No. 333-264064) of Priority Technology Holdings, Inc., (4) Registration Statement (Form S-8 No. 333-268918) of Priority Technology Holdings, Inc., (5) Registration Statement (Form S-8 No. 333-268919) of Priority Technology Holdings, Inc.; and (6) Registration Statement (Form S-3 No. 333-283519) of Priority Technology Holdings, Inc.; of our report dated March 6, 2025, with respect to the consolidated financial statements of Priority Technology Holdings, Inc. included in this Annual Report (Form 10-K) of Priority Technology Holdings, Inc. for the year ended December 31, 2024. Atlanta, Georgia March 6, 2025